Penske Automotive Group, Inc. 2555 Telegraph Road Bloomfield Hills, MI 48302-0954

FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE REPORTS RECORD FOURTH QUARTER RESULTS

Income From Continuing Operations of $330.0 Million and Earnings Per Share of $3.85, Including $243.4 Million Benefit Related to U.S. Tax Reform

Adjusted Income From Continuing Operations Increases 11.9% to $86.6 Million

Adjusted Earnings Per Share From Continuing Operations Increases 11.0% to $1.01

BLOOMFIELD HILLS, MI, February 8, 2018 –  Penske Automotive Group, Inc. (NYSE:PAG), an international transportation services company, today announced record fourth quarter results. For the three months ended December 31, 2017, total revenue increased 10.4% to $5.4 billion, income from continuing operations attributable to common shareholders increased 300.0% to $330.0 million, and related earnings per share increased 296.9% to $3.85 when compared to the same period last year. Foreign exchange rates positively impacted earnings per share attributable to common shareholders by $0.02. Fourth quarter 2017 income from continuing operations and related earnings per share include a benefit of  $243.4 million, or  $2.84 per share, related to U.S. tax reform. The benefit is derived from the one-time revaluation of the company’s deferred tax liabilities, partially offset by taxes on the accumulated earnings of the company’s international operations. In the future, the company expects to be able to repatriate its international earnings in a tax favorable manner. Fourth quarter 2016 income from continuing operations included a tax benefit of $5.1 million, or $0.06 per share, from the revaluation of a deferred tax liability. Excluding these benefits, fourth quarter 2017 adjusted income from continuing operations increased 11.9% to $86.6 million, and related earnings per share increased 11.0% to $1.01.

Commenting on the company’s results, Penske Automotive Group Chairman Roger S. Penske said, “Our business produced another quarter of record performance, driven by the U.S. retail automotive operations along with a 180 basis point increase in service and parts gross margin, a robust commercial truck business, our growing stand-alone used vehicle supercenter operations, and our investment in Penske Truck Leasing.”

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Penske continued, “As we look forward to 2018, we remain excited about the growth prospects across our enterprise. Recently enacted tax reform positively impacts our business presenting us with even greater opportunities to pursue our strategic initiatives, invest in our employees, and improve shareholder value.”

For the twelve months ended December 31, 2017, total automotive retail unit volume increased 9.7% and total revenue increased 6.3% to $21.4 billion.  Income from continuing operations attributable to common shareholders increased 78.4% to $613.5 million and related earnings per share increased 78.5% to $7.14 when compared to the same period last year. Foreign exchange rates negatively impacted earnings per share attributable to common shareholders by $0.08. As previously discussed, 2017 income from continuing operations and related earnings per share include a benefit of $243.4 million, or $2.83 per share, related to tax reform. In 2016, income from continuing operations included a tax benefit of $5.1 million, or $0.06 per share, from the revaluation of a deferred tax liability. Excluding these benefits, 2017 adjusted income from continuing operations increased 9.2% to $370.1 million, and related earnings per share increased 9.7% to $4.31.

Retail Automotive Highlights of the Fourth Quarter

•	Retail Unit Sales +7.0% to 119,935

•	Same-Store Retail Unit Sales -2.7% to 106,522

•	Same-Store Retail Revenue +2.6%

➢	New +2.4%; Used +2.1%; Finance & Insurance +6.0%; Service and Parts +4.3%

•	Average Gross Profit Per Unit

➢	New $3,153, +$165/unit; Gross Margin 7.8%, -10 basis points

➢	Used $1,290, -$182/unit; Gross Margin 4.9%, -60 basis points

➢	Finance & Insurance $1,211, +$124/unit

➢	Variable Gross Profit Per Unit $3,455, +$46/unit

•	Service and Parts Gross Margin +180 basis points

Retail Commercial Truck Operations

Penske Automotive Group operates twenty medium and heavy-duty truck dealership locations in the U.S. and Canada offering primarily the Freightliner and Western Star brands. For the three months ended December 31, 2017,  the company’s operations retailed  2,294 units, generated $308.2 million of revenue, and $45.1 million of gross profit. Same-store revenue increased 39.0%.  For the twelve months ended December  31, 2017, 7,456 units were retailed,  generating $1.05 billion of revenue, and $165.8 million of gross profit. Same-store revenue declined 0.8% for the twelve months ended December 31, 2017.

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Penske Truck Leasing

Penske Truck Leasing Co., L.P. (“PTL”) is a leading provider of full-service truck leasing, truck rental, contract maintenance and logistics services. During 2017,  the company increased its ownership interests in PTL by 5.5%, bringing our total ownership interest in PTL to 28.9%. For the three months ended December 31, 2017, the company recorded $34.7 million in earnings from this investment, an increase of 38.8%. For the twelve months ended December 31, 2017, the company recorded  $101.6 million in earnings from this investment, an increase of 64.9%. The company accounts for its ownership interest in PTL using the equity method of accounting.

Commercial Vehicle and Power Systems Distribution (Australia/New Zealand)

The company’s engine distribution business in Australia has been chosen to provide the Australian Defense with engines for its new fleet of Offshore Patrol Vessels. Over the next several years, the company estimates this contract will generate approximately $100 million in revenue. Additionally, the company will provide lifecycle support for these engines through its service and parts business over the next twenty plus years.

Acquisition of Used Vehicle SuperCenters

As previously announced, in January 2018, the company expanded its stand-alone used vehicle supercenter business, acquiring one of the U.K.’s leading retailers of used vehicles called The Car People, which operates four large-scale retail locations in Northern England.  The acquisition of these supercenters complement and strengthen the company’s existing stand-alone used vehicle supercenter operations in the U.K. The Car People sells approximately 18,000 vehicles annually and is expected to generate estimated annualized revenues of approximately $300 million. On a combined basis, the U.S. and U.K. based supercenter operations are expected to retail more than 70,000 vehicles and generate approximately $1 billion in annualized revenues.

Share Repurchases

For the twelve months ended December  31, 2017, the company repurchased 302,000 shares for $12.7 million, or an average of $41.95 per share. As of December 31, 2017, the Company had remaining share repurchase authorization of approximately $200.0 million.

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Tax Reform

As a result of U.S. tax reform, for 2018, the company estimates its consolidated effective tax rate will be in the range of 25%-26%. In anticipation of the expected tax savings, the company previously announced that it was enhancing its U.S. 401(k) savings plan by increasing company matching contributions from 1.5% to 2.5% of eligible contributions, representing an increase of 67%.

Conference Call

Penske Automotive Group will host a conference call discussing financial results relating to the fourth quarter of 2017 on Thursday,  February 8, 2018, at 2:00 p.m. Eastern Standard Time. To listen to the conference call, participants must dial (800) 230‑1074, [International, please dial (612) 234‑9960]. The call will also be simultaneously broadcast over the Internet through the Investor Relations section of the Penske Automotive Group website. Additionally, an investor presentation relating to the fourth quarter 2017 financial results has been posted to the company’s website. To access the presentation or to listen to the company’s webcast, please refer to www.penskeautomotive.com.

About Penske Automotive

Penske Automotive Group, Inc.,  (NYSE:PAG) headquartered in Bloomfield Hills, Michigan, is an international transportation services company that operates automotive and commercial truck dealerships principally in the United States, Canada, and Western Europe, and distributes commercial vehicles, diesel engines, gas engines, power systems and related parts and services principally in Australia and New Zealand. PAG employs more than 26,000 people worldwide, is a member of the Fortune 500, Russell 2000, and is ranked among the World’s Most Admired Companies by Fortune Magazine. For additional information, visit the company’s website at www.penskeautomotive.com.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted income from continuing operations and related earnings per share, and earnings before interest, taxes, depreciation and amortization (“EBITDA”). The company has reconciled these measures to the most directly comparable GAAP measures in the release. The company believes that these widely accepted measures of operating profitability improve the transparency of the company’s disclosures and provide a meaningful presentation of the company’s results from its core business operations excluding the impact of items not related to the company’s ongoing core business operations, and improve the period-to-period comparability of the company’s results from its core business operations. These non-

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GAAP financial measures are not substitutes for GAAP financial results, and should only be considered in conjunction with the company’s financial information that is presented in accordance with GAAP.

Financial Estimates

The financial estimates presented in this release are preliminary and may change. These estimates include calculations or figures that have been prepared internally by management and have not been reviewed or audited by our independent registered public accounting firm. There can be no assurance that the company’s actual results will not differ from the estimates presented herein and such changes could be material. These estimates should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and are not necessarily indicative of the results to be achieved for any future periods.

Caution Concerning Forward Looking Statements

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s future sales, earnings potential, estimated tax savings, and the ability to repatriate earnings. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others: changes in the rules affecting deferred tax assets and liabilities, the preliminary nature of the company forecasts, the terms of company financial agreements that may limit repatriation, economic conditions generally, conditions in the credit markets and changes in interest rates and foreign currency exchange rates, adverse conditions affecting a particular manufacturer, including the adverse impact to the vehicle and parts supply chain due to natural disasters such as the recent hurricanes, recall or other disruptions that interrupt the supply of vehicles or parts to us, changes in consumer credit availability, the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group’s business, markets, conditions and other uncertainties, which could affect Penske Automotive Group’s future performance. These risks and uncertainties are addressed in Penske Automotive Group’s Form 10‑K for the year ended December 31, 2016, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

Find a vehicle: http://www.penskecars.com

Engage Penske Automotive: http://www.penskesocial.com

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Visit Penske Automotive on YouTube: http://www.youtube.com/penskecars

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Inquiries should contact:

J.D. Carlson	Anthony R. Pordon
Executive Vice President and	Executive Vice President Investor Relations
Chief Financial Officer	and Corporate Development
Penske Automotive Group, Inc.	Penske Automotive Group, Inc.
248-648-2810	248-648-2540
jcarlson@penskeautomotive.com	tpordon@penskeautomotive.com

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PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Condensed Statements of Income

(Amounts In Millions, Except Per Share Data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			Increase/			Increase/
	2017	2016	(Decrease)	2017	2016	(Decrease)
Revenue	$5,398.0	$4,887.8	10.4%	$21,386.9	$20,118.5	6.3%
Cost of Sales	4,589.7	4,160.5	10.3%	18,164.4	17,151.9	5.9%
Gross Profit	$808.3	$727.3	11.1%	$3,222.5	$2,966.6	8.6%
SG&A Expenses	646.2	579.2	11.6%	2,516.0	2,302.0	9.3%
Depreciation	25.1	22.9	9.6%	95.1	89.7	6.0%
Operating Income	$137.0	$125.2	9.4%	$611.4	$574.9	6.3%
Floor Plan Interest Expense	(17.8)	(13.1)	35.9%	(63.4)	(50.9)	24.6%
Other Interest Expense	(28.2)	(23.6)	19.5%	(107.4)	(85.4)	25.8%
Equity in Earnings of Affiliates	36.7	26.4	39.0%	107.6	69.5	54.8%
Income from Continuing Operations Before Income Taxes	$127.7	$114.9	11.1%	$548.2	$508.1	7.9%
Income Taxes	200.8	(32.3)	(721.7)%	64.8	(160.7)	(140.3)%
Income from Continuing Operations	$328.5	$82.6	297.7%	$613.0	$347.4	76.5%
Income (Loss) from Discontinued Operations, net of tax	0.1	0.1	—%	(0.2)	(1.0)	(80.0)%
Net Income	$328.6	$82.7	297.3%	$612.8	$346.4	76.9%
Less: (Loss) Income Attributable to Non-Controlling Interests	(1.5)	0.1	nm	(0.5)	3.5	(114.3)%
Net Income Attributable to Common Shareholders	$330.1	$82.6	299.6%	$613.3	$342.9	78.9%

Amounts Attributable to Common Shareholders:
Reported Income from Continuing Operations	$328.5	$82.6	297.7%	$613.0	$347.4	76.5%
Less: (Loss) Income Attributable to Non-Controlling Interests	(1.5)	0.1	nm	(0.5)	3.5	(114.3)%
Income from Continuing Operations, net of tax	$330.0	$82.5	300.0%	$613.5	$343.9	78.4%
Income (Loss) from Discontinued Operations, net of tax	0.1	0.1	—%	(0.2)	(1.0)	(80.0)%
Net Income Attributable to Common Shareholders	$330.1	$82.6	299.6%	$613.3	$342.9	78.9%
Income from Continuing Operations Per Share	$3.85	$0.97	296.9%	$7.14	$4.00	78.5%
Income Per Share	$3.85	$0.97	296.9%	$7.14	$3.99	78.9%
Weighted Average Shares Outstanding	85.8	85.2	0.7%	85.9	86.0	(0.1)%

nm – not meaningful

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PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Condensed Balance Sheets

(Amounts In Millions)

(Unaudited)

	December 31,	December 31,
	2017	2016
Assets:
Cash and Cash Equivalents	$45.7	$24.0
Accounts Receivable, Net	954.9	879.0
Inventories	3,944.1	3,408.2
Other Current Assets	81.8	73.9
Assets Held for Sale	—	8.4
Total Current Assets	5,026.5	4,393.5
Property and Equipment, Net	2,108.6	1,806.5
Intangibles	2,134.5	1,711.3
Other Long-Term Assets	1,271.0	921.7
Total Assets	$10,540.6	$8,833.0

Liabilities and Equity:
Floor Plan Notes Payable	$2,343.2	$2,084.5
Floor Plan Notes Payable – Non-Trade	1,418.6	1,233.3
Accounts Payable	641.6	497.4
Accrued Expenses	523.5	360.0
Current Portion Long-Term Debt	72.8	48.3
Liabilities Held for Sale	0.7	6.1
Total Current Liabilities	5,000.4	4,229.6
Long-Term Debt	2,090.4	1,828.8
Other Long-Term Liabilities	1,021.8	995.1
Total Liabilities	8,112.6	7,053.5
Equity	2,428.0	1,779.5
Total Liabilities and Equity	$10,540.6	$8,833.0

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PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Operations

Selected Data

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Geographic Revenue Mix:
North America	61.0%	62.9%	59.2%	60.3%
U.K.	30.3%	28.8%	33.0%	32.4%
Other International	8.7%	8.3%	7.8%	7.3%
Total	100.0%	100.0%	100.0%	100.0%

Revenue: (Amounts in Millions)
Retail Automotive	$4,941.8	$4,551.4	$19,824.3	$18,673.2
Retail Commercial Trucks	308.2	218.4	1,048.0	1,000.7
Commercial Vehicles Australia/Power Systems and Other	148.0	118.0	514.6	444.6
Total	$5,398.0	$4,887.8	$21,386.9	$20,118.5

Gross Profit: (Amounts in Millions)
Retail Automotive	$726.3	$663.1	$2,924.8	$2,704.8
Retail Commercial Trucks	45.1	33.2	165.8	142.9
Commercial Vehicles Australia/Power Systems and Other	36.9	31.0	131.9	118.9
Total	$808.3	$727.3	$3,222.5	$2,966.6

Gross Margin:
Retail Automotive	14.7%	14.6%	14.8%	14.5%
Retail Commercial Trucks	14.6%	15.2%	15.8%	14.3%
Commercial Vehicles Australia/Power Systems and Other	24.9%	26.3%	25.6%	26.7%
Total	15.0%	14.9%	15.1%	14.7%

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
			Increase/				Increase/
	2017	2016	(Decrease)		2017	2016	(Decrease)
Operating Items as a Percentage of Revenue:
Gross Profit	15.0%	14.9%	10	bps	15.1%	14.7%	40	bps
Selling, General and Administrative Expenses	12.0%	11.8%	20	bps	11.8%	11.4%	40	bps
Operating Income	2.5%	2.6%	(10)	bps	2.9%	2.9%	—	bps
Inc. From Cont. Ops. Before Inc. Taxes	2.4%	2.4%	—	bps	2.6%	2.5%	10	bps

Operating Items as a Percentage of Total Gross Profit:
Selling, General and Administrative Expenses	79.9%	79.6%	30	bps	78.1%	77.6%	50	bps
Operating Income	16.9%	17.2%	(30)	bps	19.0%	19.4%	(40)	bps

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			Increase/			Increase/
(Amounts in Millions)	2017	2016	(Decrease)	2017	2016	(Decrease)

EBITDA*	$181.0	$161.4	12.1%	$750.7	$683.2	9.9%
Floorplan Credits	$11.1	$10.2	8.8%	$40.4	$39.5	2.3%
Rent Expense	$57.3	$52.3	9.6%	$225.4	$206.6	9.1%

* See the following Non-GAAP reconciliation table.

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PENSKE AUTOMOTIVE GROUP, INC.

Retail Automotive Operations

Selected Data

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Retail Automotive Units:
New Retail	61,397	62,786	248,774	249,695
Used Retail	58,538	49,343	252,922	207,556
Total	119,935	112,129	501,696	457,251

Retail Automotive Revenue: (Amounts in Millions)
New Vehicles	$2,488.6	$2,368.7	$9,678.5	$9,547.1
Used Vehicles	1,536.2	1,332.2	6,386.8	5,663.7
Finance and Insurance, Net	145.2	121.9	581.8	495.0
Service and Parts	517.4	482.1	2,057.5	1,948.6
Fleet and Wholesale	254.4	246.5	1,119.7	1,018.8
Total Revenue	$4,941.8	$4,551.4	$19,824.3	$18,673.2

Retail Automotive Gross Profit: (Amounts in Millions)
New Vehicles	$193.6	$187.6	$746.2	$733.8
Used Vehicles	75.6	72.7	358.0	330.5
Finance and Insurance, Net	145.2	121.9	581.8	495.0
Service and Parts	308.3	278.7	1,219.7	1,129.7
Fleet and Wholesale	3.6	2.2	19.1	15.8
Total Gross Profit	$726.3	$663.1	$2,924.8	$2,704.8

Retail Automotive Revenue Per Vehicle Retailed:
New Vehicles	$40,533	$37,726	$38,905	$38,235
Used Vehicles	26,242	26,999	25,252	27,287

Retail Automotive Gross Profit Per Vehicle Retailed:
New Vehicles	$3,153	$2,988	$2,999	$2,939
Used Vehicles	1,290	1,472	1,415	1,592
Finance & Insurance	1,211	1,087	1,160	1,082

Retail Automotive Gross Margin:
New Vehicles	7.8%	7.9%	7.7%	7.7%
Used Vehicles	4.9%	5.5%	5.6%	5.8%
Service and Parts	59.6%	57.8%	59.3%	58.0%
Fleet and Wholesale	1.4%	0.9%	1.7%	1.6%
Total Gross Margin	14.7%	14.6%	14.8%	14.5%

Retail Automotive Revenue Mix Percentages:
New Vehicles	50.4%	52.0%	48.8%	51.1%
Used Vehicles	31.1%	29.3%	32.2%	30.3%
Finance and Insurance, Net	2.9%	2.7%	2.9%	2.7%
Service and Parts	10.5%	10.6%	10.4%	10.4%
Fleet and Wholesale	5.1%	5.4%	5.7%	5.5%
Total	100.0%	100.0%	100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	26.7%	28.3%	25.5%	27.1%
Used Vehicles	10.4%	11.0%	12.2%	12.2%
Finance and Insurance, Net	20.0%	18.4%	19.9%	18.3%
Service and Parts	42.4%	42.0%	41.7%	41.8%
Fleet and Wholesale	0.5%	0.3%	0.7%	0.6%
Total	100.0%	100.0%	100.0%	100.0%

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PENSKE AUTOMOTIVE GROUP, INC.

Retail Automotive Operations

Selected Data

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Retail Automotive Revenue Mix:
Premium:
BMW / MINI	23%	25%	23%	25%
Audi	15%	14%	14%	14%
Mercedes-Benz	10%	10%	10%	10%
Land Rover / Jaguar	8%	7%	8%	7%
Porsche	6%	6%	6%	6%
Lexus	3%	4%	3%	4%
Ferrari / Maserati	3%	3%	3%	3%
Acura	1%	1%	1%	1%
Bentley	1%	1%	1%	1%
Others	1%	1%	1%	1%
Total Premium	71%	72%	70%	72%
Volume Non-U.S.:
Toyota	10%	11%	10%	11%
Honda	7%	7%	7%	7%
Volkswagen	3%	3%	3%	3%
Nissan	1%	1%	1%	1%
Others	2%	2%	2%	2%
Total Volume Non-U.S.	23%	24%	23%	24%
U.S.:
General Motors / Chrysler / Ford	2%	4%	3%	4%
Stand-Alone Used	4%	—%	4%	—%
Total	100%	100%	100%	100%

Retail Automotive Geographic Revenue Mix:
U.S.	60%	63%	59%	59%
U.K.	33%	31%	35%	35%
Other International	7%	6%	6%	6%
Total	100%	100%	100%	100%

Retail Automotive Geographic Gross Profit Mix:
U.S.	65%	66%	63%	63%
U.K.	29%	28%	32%	31%
Other International	6%	6%	5%	6%
Total	100%	100%	100%	100%

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PENSKE AUTOMOTIVE GROUP, INC.

Retail Automotive Operations

Same-Store

Selected Data

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Retail Automotive Same-Store Units:
New Retail	58,807	60,838	231,458	241,680
Used Retail	47,715	48,613	201,283	202,463
Total	106,522	109,451	432,741	444,143

Retail Automotive Same-Store Revenue: (Amounts in Millions)
New Vehicles	$2,354.8	$2,298.8	$8,980.1	$9,272.5
Used Vehicles	1,344.9	1,317.8	5,502.7	5,536.3
Finance and Insurance, Net	127.5	120.3	508.3	484.5
Service and Parts	495.6	475.0	1,950.5	1,919.0
Fleet and Wholesale	219.2	229.6	952.3	980.2
Total Revenue	$4,542.0	$4,441.5	$17,893.9	$18,192.5

Retail Automotive Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$181.8	$182.1	$685.5	$710.3
Used Vehicles	64.6	71.3	297.2	324.1
Finance and Insurance, Net	127.5	120.3	508.3	484.5
Service and Parts	292.6	275.4	1,148.1	1,112.1
Fleet and Wholesale	1.7	1.7	15.5	15.2
Total Gross Profit	$668.2	$650.8	$2,654.6	$2,646.2

Retail Automotive Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$40,043	$37,786	$38,798	$38,367
Used Vehicles	28,186	27,108	27,338	27,345

Retail Automotive Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$3,091	$2,993	$2,962	$2,939
Used Vehicles	1,353	1,467	1,476	1,601
Finance & Insurance	1,197	1,099	1,175	1,091

Retail Automotive Same-Store Gross Margin:
New Vehicles	7.7%	7.9%	7.6%	7.7%
Used Vehicles	4.8%	5.4%	5.4%	5.9%
Service and Parts	59.0%	58.0%	58.9%	58.0%
Fleet and Wholesale	0.8%	0.7%	1.6%	1.6%
Total Gross Margin	14.7%	14.7%	14.8%	14.5%

Retail Automotive Revenue Mix Percentages:
New Vehicles	51.8%	51.8%	50.2%	51.0%
Used Vehicles	29.6%	29.7%	30.8%	30.4%
Finance and Insurance, Net	2.8%	2.7%	2.8%	2.7%
Service and Parts	10.9%	10.7%	10.9%	10.5%
Fleet and Wholesale	4.9%	5.1%	5.3%	5.4%
Total	100.0%	100.0%	100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	27.2%	28.0%	25.8%	26.8%
Used Vehicles	9.7%	11.0%	11.2%	12.2%
Finance and Insurance, Net	19.1%	18.5%	19.1%	18.3%
Service and Parts	43.8%	42.3%	43.2%	42.0%
Fleet and Wholesale	0.2%	0.2%	0.7%	0.7%
Total	100.0%	100.0%	100.0%	100.0%

12

PENSKE AUTOMOTIVE GROUP, INC.

Retail Commercial Truck Operations

Selected Data

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Retail Commercial Truck Units:
New Retail	1,892	1,302	5,824	6,079
Used Retail	402	260	1,632	1,031
Total Units	2,294	1,562	7,456	7,110

Retail Commercial Truck Revenue: (Amounts in Millions)
New Vehicles	$201.7	$128.0	$613.2	$625.5
Used Vehicles	21.5	13.2	89.4	51.8
Finance and Insurance, Net	2.3	1.8	8.9	7.3
Service and Parts	81.0	73.8	325.6	306.0
Lease, Rental & Wholesale	1.7	1.6	10.9	10.1
Total Revenue	$308.2	$218.4	$1,048.0	$1,000.7

Retail Commercial Truck Gross Profit: (Amounts in Millions)
New Vehicles	$9.7	$4.4	$27.1	$23.1
Used Vehicles	2.6	(0.4)	8.7	(1.7)
Finance and Insurance, Net	2.3	1.8	8.9	7.3
Service and Parts	30.6	27.5	121.4	113.2
Lease, Rental & Wholesale	(0.1)	(0.1)	(0.3)	1.0
Total Gross Profit	$45.1	$33.2	$165.8	$142.9

Retail Commercial Truck Revenue Per Vehicle Retailed:
New Vehicles	$106,648	$98,292	$105,286	$102,892
Used Vehicles	53,739	51,121	54,808	50,276

Retail Commercial Truck Gross Profit Per Vehicle Retailed:
New Vehicles	$5,009	$3,451	$4,615	$3,808
Used Vehicles	6,558	(1,463)	5,317	(1,626)
Finance and Insurance	1,025	1,124	1,198	1,021

Retail Commercial Truck Gross Margin:
New Vehicles	4.8%	3.4%	4.4%	3.7%
Used Vehicles	12.1%	(3.0)%	9.7%	(3.3)%
Service and Parts	37.8%	37.3%	37.3%	37.0%
Lease, Rental & Wholesale	(5.9)%	(6.3)%	(2.8)%	9.9%
Total Gross Margin	14.6%	15.2%	15.8%	14.3%

13

PENSKE AUTOMOTIVE GROUP, INC.

Retail Commercial Truck Operations

Same-Store

Selected Data

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Retail Commercial Truck Same-Store Units:
New Retail	1,851	1,299	4,781	5,245
Used Retail	402	258	1,426	993
Total Units	2,253	1,557	6,207	6,238

Retail Commercial Truck Same-Store Revenue: (Amounts in Millions)
New Vehicles	$197.3	$127.6	$491.7	$534.6
Used Vehicles	21.6	13.2	79.9	50.2
Finance and Insurance, Net	2.3	1.8	8.0	6.7
Service and Parts	80.3	73.8	283.3	279.0
Lease, Rental & Wholesale	1.3	1.5	10.4	9.8
Total Revenue	$302.8	$217.9	$873.3	$880.3

Retail Commercial Truck Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$9.2	$4.5	$22.1	$20.7
Used Vehicles	2.6	(0.4)	8.2	(1.8)
Finance and Insurance, Net	2.3	1.8	8.0	6.7
Service and Parts	30.1	27.4	107.3	104.6
Lease, Rental & Wholesale	—	(0.1)	(0.3)	1.0
Total Gross Profit	$44.2	$33.2	$145.3	$131.2

Retail Commercial Truck Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$106,569	$98,246	$102,851	$101,920
Used Vehicles	53,659	51,104	56,031	50,581

Retail Commercial Truck Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$4,993	$3,434	$4,625	$3,946
Used Vehicles	6,475	(1,481)	5,732	(1,842)
Finance and Insurance	1,006	1,126	1,292	1,066

Retail Commercial Truck Same-Store Gross Margin:
New Vehicles	4.7%	3.5%	4.5%	3.9%
Used Vehicles	12.0%	(3.0)%	10.3%	(3.6)%
Service and Parts	37.5%	37.1%	37.9%	37.5%
Lease, Rental & Wholesale	—%	(6.7)%	(2.9)%	10.2%
Total Gross Margin	14.6%	15.2%	16.6%	14.9%

14

PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Non-GAAP Reconciliations

(Unaudited)

The following tables reconcile reported income from continuing operations and earnings per share to adjusted income from continuing operations and adjusted earnings per share for the three and twelve months ended December 31, 2017 and 2016:

Income from Continuing Operations:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			Increase/			Increase/
(Amounts in Millions)	2017	2016	(Decrease)	2017	2016	(Decrease)

Income from Continuing Operations	$330.0	$82.5	300.0%	$613.5	$343.9	78.4%
Less: Income tax benefit (1)	(243.4)	(5.1)	nm	(243.4)	(5.1)	nm
Adjusted Income from Continuing Operations	$86.6	$77.4	11.9%	$370.1	$338.8	9.2%

Earnings Per Share:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			Increase/				Increase/
	2017	2016	(Decrease)	2017	2016		(Decrease)

Earnings Per Share from Continuing Operations	$3.85	$0.97	296.9%	$7.14	$4.00		78.5%
Less: Income tax benefit (1)	(2.84)	(0.06)	nm	(2.83)	(0.06)		nm
Adjusted Earnings Per Share from Continuing Operations	$1.01	$0.91	11.0%	$4.31	$3.93	(2)	9.7%

(1)      Amount for 2017 represents the income tax benefit from the enactment of the U.S. Tax Cuts and Jobs Act.  Amount for 2016 represents an income tax benefit from the revaluation of a deferred tax liability on our Premier Truck Group investment.

(2)  Earnings per share amounts may not sum due to rounding.

The following table reconciles reported net income to earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the three and twelve months ended December 31, 2017 and 2016:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			Increase/			Increase/
(Amounts in Millions)	2017	2016	(Decrease)	2017	2016	(Decrease)

Net Income	$328.6	$82.7	297.3%	$612.8	$346.4	76.9%
Add: Depreciation	25.1	22.9	9.6%	95.1	89.7	6.0%
Other Interest Expense	28.2	23.6	19.5%	107.4	85.4	25.8%
Income Taxes	(200.8)	32.3	(721.7)%	(64.8)	160.7	(140.3)%
(Income) Loss from Discontinued Operations, net of tax	(0.1)	(0.1)	—%	0.2	1.0	(80.0)%
EBITDA	$181.0	$161.4	12.1%	$750.7	$683.2	9.9%

nm – not meaningful

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